Meet the Drapers #13 | Season 4 Finale |

299,895 views•May 1, 2021

BOXABL IS CONSIDERING UNDERTAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. A COPY OF OUR PRELIMINARY OFFERING CIRCULAR MAY BE OBTAINED HERE,  https://www.sec.gov/Archives/edgar/data/1816937/000109690621000494/box_1aa.htm

Transcript

[Music]

14:17

- My company is called Boxabl

14:19

and we think we've invented the only building system

14:22

that can be compatible with mass production.

14:24

Housing is expensive, there are

14:27

there's affordability problems all over the world.

14:29

So, for a bunch of reasons,

14:31

a building construction has fail

14:32

to actually move into the factor

14:35

So, at Boxabl, we've gone throug

14:36

and fixed all those problems

14:38

so that we can mass produce buil

14:39

just the way we build everything

14:41

- What does it cost you to deliv

14:43

- It's gonna cost us less than $

14:46

- But we think it's also very capital intensive.

14:48

You may not hit the cost numbers

14:51

that you think you're going to h

14:53

- I was surprised when I got knocked out in the first round,

14:55

I thought we were better than th

14:57

but very happy you guys changed

15:00

and decided to invite me back.

15:02

- Our semi-finalists,

15:04

we have Galliano at Boxabl.

15:07

- See, that's pretty cool, it doesn't burn.

15:09

It's also very strong.

15:11

(Tim laughs)

15:13

- Cool. Well, the Galliano,

15:15

I've got to say that's the most entertaining investor pitch

15:18

I've ever seen in my life.

15:19

That was awesome.

15:20

Thank you for that.

15:24

- So, it's an interesting situation with my partner

15:27

who is also my son.

15:29

Galliano is very interesting ind

15:32

and he's had several multimillion dollar companies

15:35

and we decided to do this togeth

15:37

I needed the help.

15:39

He wanted the project that was even bigger.

15:42

So, Boxabl is a very interesting technology

15:44

because it really fixes a lot of problems structurally

15:47

and it dramatically lowers the c

15:49

of new home construction.

15:55

- Oh, welcome back, Boxabl and so great to have you.

15:59

Tell us how, what kind of progress you've made

16:02

and what's going on with Boxabl.

16:05

- Thanks, Tim.

16:05

I'm Paolo Tiramani, CEO of Boxab

16:08

a new construction technology

16:09

that is significantly gonna reduce the cost

16:11

of your new home.

16:13

Homes currently are made out in the field, one by one,

16:16

the very high cost, the variable

16:18

and they take forever

16:20

because they're not built in a f

16:22

Boxabl is the solution.

16:24

They fly down the highway, at eight and a half foot-wide.

16:27

And yet they unpacked in the field was staggering,

16:30

20 foot by 40 foot for the big o

16:32

that's 800 square feet with a nine and a half foot ceiling.

16:37

We have over 20,000 pre-orders,

16:39

that's a billion dollars with a

16:41

The humongous order from the federal government

16:43

for 156 units and all of that love has allowed us

16:48

to make amazing progress.

16:50

The mission of our company is to put as many roofs over

16:54

as many people's heads at the highest quality

16:57

for the lowest price with some yet to be announced

17:00

amazing, amazing features.

17:03

- Terrific.

17:04

Well, how many of those houses

17:07

have you been able to deliver?

17:08

You got lots of orders.

17:10

- So, we are a technology startu

17:12

and that means mass production, mass production can't happen

17:15

without this guy behind me.

17:16

This is a multimillion dollar fi

17:19

that we're doing back here,

17:20

and we really can't produce prod

17:22

beyond prototypes and samples until we get the factory up.

17:26

But it's happening very, very fast, amazing process.

17:29

We'll be good in a couple of qua

17:30

we have delivered one

17:32

to a very, very famous gentleman

17:34

whose name I cannot say.

17:36

- Mostly in California currently

17:38

there's just a major homeless is

17:40

And the federal government is lo

17:42

for solutions very, very quickly

17:44

Is this why you have the federal government contract

17:48

for a 100 and I think you said 5

17:50

or something like that?

17:51

- We had a technology and we sai

17:53

well, how are we gonna configure this technology

17:55

for our first product?

17:56

Otherwise it's far too abstract

17:58

So we looked at the ADU market, the accessory dwelling unit,

18:01

sort of granny apartments

18:03

and we came up with the box book casita for the West coast,

18:06

for California, exactly as you have just described

18:09

and it just blew up.

18:11

So, the demand that was very app

18:13

from the municipalities on the West coast is not uncommon.

18:17

- How do you a bathroom in there

18:19

and lighting and whatever,

18:21

is it plug and play?

18:22

- The product comes completely 100% complete.

18:24

Part of the technology and our p

18:26

means we don't pack down the who

18:28

We leave an unpacked, six foot, seven foot corridor.

18:32

And that allows us to put kitchens, bathrooms

18:34

and eventually stairs, fireplaces and all sorts.

18:37

That's where the dollar density

18:39

that has to be done at the factory for the repeatability.

18:42

It's like Legos.

18:43

You know, you connect them with preset intervals

18:45

tremendous flexibility.

18:47

And in terms of the hookups to the exterior,

18:49

all of that hookups port to one corner of the unit.

18:54

- Is Matthew McConaughey the very famous person in Texas

18:57

who bought the house?

18:59

- Much, much, much more famous t

19:02

(all laugh)

19:07

- Now you got me curious.

19:09

So, we're gonna move on to our next entrepreneur,

19:14

but before we do,

19:15

let's see what's going on behind the scenes.

19:18

Behind the scenes, Jesse is still guessing.

19:21

(All laughing)

19:24

All right, nicely done.

19:26

Boxabl, good job.